Exhibit 32.1

Section 1350 Certification

In connection with this amended annual report of AngioSoma Inc. (the “Company”) on Form 10-K/A for the period ended September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Alex Blankenship, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 16, 2019	BY: /s/ Alex Blankenship
Alex Blankenship
Chief Executive Officer, President, Secretary, Treasurer, Principal Executive Officer, Principal Finance and Accounting Officer and Director